As filed with the Securities and Exchange Commission on December 15, 2004 REGISTRATION NO. 0001307701


U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


ARCH MANAGEMENT SERVICES INC.
(Name of Small Business Issuer in its Charter)

Nevada
(State or Other Jurisdiction of (Primary Standard Industrial (I.R.S. Employer Incorporation or Organization) Classification Code Number) Identification No.)


4-2341 West Broadway, Vancouver, BC, V6K 2E6, Canada
Tel: (604) 603-5693
(Address and Telephone Number of Registrant's Principal Place of Business)

Corporate Creations Network Inc.
8275 South Eastern Avenue, Suite 200-47, Las Vegas. Nevada 89123
Tel: (800) 672-9110
(Name, Address and Telephone Number of Agent for Service)

Copies to:
Kenneth H. Finkelstein
Attorney At Law
2200 - 1420 Fifth Avenue, Seattle, WA 98101
Tel: (206) 310-1344

Approximate Date of Proposed Sale to the Public: As soon as practicable from time to time after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

CALCULATION OF REGISTRATION FEE


Title of       Proposed Maximum  Proposed Maximum  Amount of  Registration
each Class     Number of Shares  Offering Price    Aggregate  Fee (1)
of Securities  to be             Per Share         Offering
to be          Registered                          Price (1)
Registered

Common Stock   2,000,000         $0.10            $200,000    $25.34


(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.


The registrant hereby amends this prospectus on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this prospectus shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this prospectus shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

ARCH MANAGEMENT SERVICES INC.
No Minimum / 2,000,000 Common Shares
Offering Price: $0.10 per Share

Arch Management Services Inc. offers for sale on a self underwritten, best efforts, no minimum, 2,000,000 common shares maximum at a fixed price of $0.10 per share. There is no minimum number of common shares that we have to sell. There are no minimum purchase requirements. Proceeds from the sale of common shares will be not be placed in an escrow account. Rather, proceeds will be held in our account. We may use all funds received from the offering immediately and there may not be any refunds. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days in our sole discretion. This offering will end no later than 180 days from the date of this prospectus and may be terminated sooner in our sole discretion.

Investing in our securities involves risk (see "RISK FACTORS", PAGE 6). The securities offered herein should not be purchased by any investor who cannot afford to sustain the complete loss of their investment.

Neither the Securities & Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a CRIMINAL OFFENSE.

This is our initial public offering. No public market currently exists for our shares. The common shares will be offered and sold by one of our officers, Mr. Alfred Nutt, without any discounts or other commissions. Though we currently have no agreements, arrangements, or understandings with any broker/dealers to sell our shares, we retain the discretion to sell an indeterminate number of shares through broker-dealers who are members of the National Association of Securities Dealers and who will be paid a maximum 10% commission on the sales they make.

Price to        Underwriting Discounts   Proceeds to
Public          and Commissions (1)	     company (1) (2)

Per Share 		$0.10	      $0.01	      $0.09
Total Minimum	$0.00	      $0.00	      $0.00
Total Maximum	$200,000    $20,000     $180,000

(1) Represents the maximum underwriting discounts and commissions we will pay if broker-dealers are used to sell shares. In the event that, prior or subsequent to the effective date of our registration statement, we enter into agreement(s) with any broker-dealer(s) to sell our shares, then we would file an amendment to our registration statement to include all disclosure required by Item 508 of Regulation S-B, such as identifying the broker-dealer(s) and revising our plan of distribution to specify involvement of such broker-dealer(s). Any such agreement would be filed with the Securities and Exchange Commission as an exhibit to our prospectus. Prior to being involved in our offering, any broker-dealer must seek and obtain clearance of the underwriting compensation arrangement from the NASD Corporate Finance Department.
(2) Proceeds to us are shown before deducting offering expenses payable by us estimated at $25,000, including legal fees, accounting fees, and printing costs.


The date of this Prospectus is December 17, 2004.

TABLE OF CONTENTS

                                                                 Page

Summary                                                          5
Risk Factors                                                     6
Use of Proceeds                                                  12
Determination of Offering Price                                  14
Dilution                                                         14
Plan of Distribution                                             17
Legal Proceedings                                                18
Directors, Executive Officer, Promoters, and Control Persons     18
Security Ownership of Certain Beneficial Owners and Management   19
Description of Securities                                        20
Interest of Named Experts and Counsel                            20
Disclosure of Commission Position of Indemnification for         21
  Securities Act Liabilities
Organization Within Last Five Years                              21
Description of Business                                          21
Plan of Operations                                               24
Description of Property                                          26
Certain Relationships and Related Transactions                   26
Market for Common Equity and Related Stockholder Matters         27
Executive Compensation                                           28
Financial Statements                                             28

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by reference to the detailed information and consolidated financial statements, including the notes thereto, appearing elsewhere in this prospectus. Each prospective investor is urged to read this prospectus in its entirety and particularly the information set forth in "RISK FACTORS" on page 6.

The company

The company was incorporated on September 9, 2004, in the State of Nevada. Our principal executive office, and the location from which we plan to conduct operations, is situated at 2341 West Broadway, Suite 4, Vancouver, British Columbia, V6K 2E6, Canada, telephone (604) 603-5693. We currently own one web site domain name, being 'http://www.archmanagement.com'. This web site has not yet been developed. However, we expect that this website will be developed within three months of the date of this prospectus. The company's business will focus on provision of management consulting services to individuals working in the acting and entertainment industry. Specifically, we expect that our business will provide the following services:

- Management of business affairs for actors and entertainers;
- Representation and negotiation of agreements on behalf of actors and entertainers; and
- Promotion of business interests of actors and entertainers.

We are a Development Stage company that, as of the date of this prospectus, has not yet commenced business operations and has not generated any revenues from our intended operations (see page 21, Description of Business). Our auditors have raised substantial doubt about our ability to continue as a going concern since we do not currently have sufficient working capital necessary to be successful and to service our debt. Despite the fact that we have not yet commenced operations nor generated revenues, we are not a 'blank check' company and do not intend to enter into a business combination.

The Offering

Securities Offered:           Maximum 2,000,000 shares of common stock,
                              par value $0.001
Offering price:               $0.10 per share
Offering period:              The shares are being offered for a period not
                              to exceed 90 days unless extended by our board
                              of directors for an additional 90 days.
Net proceeds to our company:  $200,000
Use of proceeds:              Payment of offering expenses, equipment,
                              marketing, website, and working capital. The
                              proceeds raised from this offering will not be
                              used to pay any compensation to our officers nor
                              directors.
Number of shares outstanding
before the offering:          4,000,000
Number of shares outstanding
after the offering:           6,000,000

Summary of Selected 		We are a Development Stage company. From the
Financial Data:               date of our inception on September 9, 2004, to
                              November 30, 2004, we have not generated any revenues nor earnings from operations. As of November 30, 2004, our financial data is as follows:

Total Assets:                      $20,355
Total Liabilities:                 $21,813
Net Loss:                          $ 1,858
Shareholder Equity:                $(1,458)
Net Tangible Book Value:           $(1,458)
Net Tangible Book Value per Share: $     0

RISK FACTORS

TO THE BEST OF OUR KNOWLEDGE, ALL MATERIAL RISK FACTORS ARE SET FORTH HEREAFTER. AN INVESTMENT IN THE SHARES OFFERED BY OUR COMPANY INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN ADDITION TO ALL OTHER INFORMATION SET FORTH IN THIS PROSPECTUS, INCLUDING THE FINANCIAL STATEMENTS AND NOTES THERETO, BEFORE MAKING AN INVESTMENT IN ARCH MANAGEMENT SERVICES INC.

1. WE HAVE NO OPERATING HISTORY. WE EXPECT TO INCUR LOSSES FOR THE FORESEEABLE FUTURE. WE WILL GO OUT OF BUSINESS IF WE FAIL TO GENERATE SUFFICIENT REVENUE.

We do not have any operating history. We were founded on September 9, 2004, and from the date of inception to November 30, 2004, we had a net loss of $1,858. We expect to incur additional losses for the foreseeable future and will go out of business if we fail to generate sufficient revenue. Additional losses will result from costs and expenses related to:

- Implementing our business model;
- Leasing/purchasing equipment;
- Developing and marketing our services;
- Developing and maintaining our website; and
- Securing and retaining clientele.

2. OUR AUDITORS HAVE DETERMINED THAT WE DO NOT HAVE SUFFICIENT
WORKING CAPITAL NECESSARY TO BE SUCCESSFUL AND TO SERVICE OUR DEBT. AS A RESULT, OUR AUDITORS HAVE RAISED SUBSTANTIAL DOUBT ABOUT OUR
ABILITY TO CONTINUE AS A GOING CONCERN.

Following review of our financial statements, our auditors have determined that we do not have sufficient working capital necessary to be successful and to service our debt. As a result, our auditors have raised substantial doubt about our ability to continue as a going concern. According to our auditors, continuation of our company as a going concern is dependent upon obtaining additional working capital.

3. WE WILL NOT HAVE SUFFICIENT FUNDS TO BEGIN OPERATIONS IF WE
DO NOT RAISE ANY FUNDS OR RAISE ONLY NOMINAL FUNDS. IF THIS WERE TO HAPPEN, YOU MAY SUFFER A LOSS EQUAL TO THE AMOUNT OF YOUR INVESTMENT.

As there is no minimum number of shares that must be sold in this offering, it is possible that we will not raise any funds or that we will raise only nominal funds. If this were to happen, we would not have sufficient funds to begin operations and would need to seek additional funding in order to commence operations.
In this situation, you may suffer a loss equal to the amount of your investment.

Based on our current operating plan, if the maximum number of shares are sold then we should have sufficient funds to satisfy our anticipated need for working capital and capital expenditures for the next ten to twelve months. Following this period of time, we may need additional capital. Note, however, that we may need to raise additional funds before expiration of the ten to twelve month period for the purpose of:

- Attracting individuals in the acting/entertainment industry to our company;
- Responding to competitive pressures;
- Developing enhanced services; and
- Funding expansion.

4. INVESTORS IN THIS OFFERING MAY SUFFER SUBSTANTIAL DILUTION OR A LOSS OF SENIORITY IN PREFERENCES AND PRIVILEGES IF WE NEED TO SEEK ADDITIONAL FUNDING, WHICH IS LIKELY GIVEN OUR LIMITED CAPITALIZATION EVEN AFTER THIS OFFERING.

If we need to raise additional capital for the purpose of implementing or continuing operations, then we would likely have to issue additional equity or convertible debt securities. If this were to happen, then investors in this offering may suffer substantial dilution of their ownership percentage. In addition, any new securities could have rights, preferences, and/or privileges senior to those of our common stock. Common stock will be issued to investors in this offering.

Currently, we do not have any commitments for additional financing.
If additional financing were required, we cannot be certain that it would be available when and to the extent needed. As well, even if financing were available, we cannot be certain that it would available on acceptable terms.

5. IF SUFFICIENT FUNDS ARE NOT AVAILABLE, THEN WE MAY NOT BE ABLE
TO ATTRACT ACTORS/ENTERTAINERS, FUND OUR OPERATIONS, AND/OR RESPOND TO COMPETITIVE PRESSURES.

 Our business may fail if we do not have sufficient funds to enable us to do one or more of the following: persuade actors/entertainers to be represented by our company; fund our administrative and corporate expenses; or respond to competitive pressures such as a competitor business attempting to secure an actor under contract. If our competitor makes a more attractive financial offer to the actor, then we may not be able to secure the actor under contract. Failure to secure an actor under contract to the company represents a loss of potential revenue.

6. MANAGEMENT CONSULTING SERVICES PROVIDED TO INDIVIDUALS WORKING IN THE ACTING AND ENTERTAINMENT INDUSTRY IS A HIGHLY COMPETITIVE BUSINESS. WE MAY NOT HAVE ADEQUATE RESOURCES TO EFFECTIVELY MARKET OUR SERVICES. INADEQUATE MARKETING COULD NEGATIVELY AFFECT OUR ABILITY TO GENERATE REVENUE.

Competition in management consulting services provided to actors and entertainers is highly competitive. Insufficient funds will hinder our marketing ability and, consequently, could negatively affect our ability to generate revenue. Many of our competitors have certain advantages over us owing to factors including: greater financial resources, longer operating histories, stronger name recognition, more advanced technical resources, and superior marketing resources. We may not be able to compete successfully against these competitors in selling our services. Competitive pressures may also force down prices for our services and such price reductions would likely reduce our revenues. We cannot guarantee that we will succeed in marketing our services or generating revenues. In the event that we commence operations, we will compete directly with other companies that have developed similar business operations and who market and provide their services to our target clientele. This competition could negatively affect our ability to secure and retain clientele.
An inability to secure and/or retain clientele would negatively affect our ability to generate revenue.

7. WE DO NOT HAVE ANY ACTORS/ENTERTAINERS UNDER CONTRACT.

We are in the development stage of our business and have not secured any actors or entertainers under contract as of the date of this prospectus. Our president, Nigel Johnson, has been involved in the acting industry for the past 7 years (see page 18). Mr. Johnson will be responsible for securing the agreement of actors/entertainers to be represented by the company. However, there is no assurance or guarantee that Mr. Johnson will be able to do so. Currently, efforts to attract actors/entertainers to the company have been limited to Mr. Johnson discussing the company's plans with his personal contacts in the acting/entertainment industry. If the company does not secure any actors/entertainers under contract, then we will not generate any revenue. If we do not generate any revenue, then our business will fail and you will lose your investment.

8. OUR ANTICIPATED AGREEMENTS WITH ACTORS/ENTERTAINERS MAY NOT RESULT IN GENERATION OF REVENUE OR PROFIT.

Securing an actor/entertainer under contract does not in any manner assure or guarantee that we will generate revenue or profits. Prior to entering an agreement with an actor/entertainer, we will assess their talent, work history, and commercial viability. Although we will use our best judgment when evaluating the potential degree of success of the actor/entertainer, we cannot guarantee that a positive evaluation will translate into revenue or profit generated for the Company.

9. OUR OPERATING RESULTS COULD BE IMPAIRED IF WE BECOME SUBJECT TO BURDENSOME REGULATIONS AND/OR LEGAL UNCERTAINTIES CONCERNING MANAGEMENT OF ACTORS/ENTERTAINERS.

If new government regulations, laws, or licensing requirements are passed that would cause us to restrict or eliminate any of our intended services, then our business would suffer. For example, if we were required to obtain a government issued license for the purpose of providing management and consulting services, then we could not guarantee that we would qualify for such license. If such a licensing requirement existed, and we were not able to qualify, then our business would fail. Presently, to the best of our knowledge, no such regulations, laws, or licensing requirements exist, or are likely to be implemented in the near future, that would reasonably be expected to have a material impact on our revenue or income from business operations.

10. OUR OFFICERS AND DIRECTORS CURRENTLY OWN 100% OF OUR
OUTSTANDING SHARES OF COMMON STOCK. FOLLOWING COMPLETION OF THIS OFFERING, CONTROL OF THE COMPANY WILL REMAIN WITH MESSRS. JOHNSON AND NUTT. SUCH CONCENTRATED CONTROL OF THE COMPANY MAY ADVERSELY AFFECT THE PRICE OF OUR COMMON STOCK. AS WELL, OUR OFFICERS AND DIRECTORS WILL BE ABLE TO ELECT ALL OF OUR DIRECTORS, CONTROL OUR OPERATIONS, AND INHIBIT YOUR ABILITY TO CAUSE A CHANGE IN THE COURSE OF THE COMPANY'S OPERATIONS.

Our officers and directors, taken as a group, beneficially own 100% of our outstanding common stock. Such concentrated control of the company may adversely affect the price of our common stock. Even if we sell all 2,000,000 shares of common stock in this offering, Messrs. Johnson and Nutt will continue to own at least 4,000,000 shares and will control the company. Consequently, following completion of this offering, regardless of the number of shares that we sell, Messrs. Johnson and Nutt will be able to elect all of our directors, control our operations, and inhibit your ability to cause a change in the course of the company's operations. Our officers and directors may be able to exert significant influence, or even control, over matters requiring approval by our security holders, including the election of directors. Such concentrated control may also make it difficult for our shareholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into a different transaction which requires shareholder approval.

Our articles of incorporation do not provide for cumulative voting. Cumulative voting is a process that allows a shareholder to multiply the number of shares owned by the number of directors to be elected.
The resulting number equals the total votes that a shareholder may cast for all of the directors. Those votes may be allocated in any manner to the directors being elected. Where cumulative voting is not allowed for, shareholders are not permitted to multiply the number of shares owned by the number of directors to be elected. Thus, the number of votes accorded to each shareholder is not increased. Consequently, minority shareholders will not be in a position to elect a director.
Rather, directors will be elected on the basis of votes cast by the majority shareholders. And, as explained above, the majority shareholders prior to, and following, the closing date of the offering detailed in this prospectus will be Messrs. Johnson and Nutt who will be the only individuals in a position to elect directors. The minority shareholders will not have any control of the company and may not even be able to sell their shares if a market for such shares does not develop or is not maintained.

11. SALES OF COMMON STOCK BY MESSRS. JOHNSON AND NUTT MAY CAUSE
THE MARKET PRICE FOR THE COMMON STOCK TO DECREASE.

A total of 4,000,000 shares of common stock were issued to Messrs. Johnson and Nutt in consideration for cash payment. They are likely to sell a portion of their common stock if the market price increases above $0.10.
If they do sell their common stock into the market, these sales may cause the market price of the common stock to decrease. However, all of the shares of common stock issued to Messrs. Johnson and Nutt are 'restricted' securities as defined by Rule 144 of the Securities Act. This means that the common stock is eligible for sale subject to volume limitations, timing and manner of sale restrictions, and filing of notice requirements.

12. YOU WILL BE PROVIDING SUBSTANTIALLY ALL OF THE CASH FOR
OUR OPERATIONS. AFTER PAYMENT OF OFFERING EXPENSES, CASH RAISED THROUGH OUR OFFERING MAY THEN BE USED TO REPAY THE SUM OF $1,813 LOANED TO THE COMPANY BY MR. JOHNSON. IF WE CEASE OPERATIONS FOR ANY REASON, YOU MAY LOSE YOUR INVESTMENT WHILE MESSRS. JOHNSON AND NUTT MAY LOSE APPROXIMATELY $2,213.

Messrs. Johnson and Nutt, our only shareholders, will receive a substantial benefit from your investment. Messrs. Johnson and Nutt, together, have invested a total of $400 in our company. As well, since inception, Mr. Johnson has incurred liabilities of $1,813 on behalf of the company. The company retains the discretion to repay the total of $1,813 contributed to the company by Mr. Johnson from the proceeds raised through its' offering. Such repayment could be made immediately after payment of offering expenses incurred. The sum of $1,813 is a non-interest bearing demand loan by Mr. Johnson to the company. As of the date hereof, there has not been any repayment of this loan. There are not any documents setting forth the terms of the loan and the loan is not due on any specific date. You will be providing substantially all of the cash for our operations. As a result, if we cease operations for any reason, you may lose your investment while Messrs. Johnson and Nutt, together, may lose approximately $2,213.

13. INVESTORS IN THIS OFFERING WILL SUFFER SUBSTANTIAL DILUTION
AS A RESULT OF THE SHARE PRICE PAID BY EXISTING SHAREHOLDERS.

Since investors in this offering will pay a fixed price of $0.10 per share and our existing shareholders, being Mr. Johnson and Mr. Nutt, paid $0.0001 per share, substantial dilution of investor's shares will immediately result. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares that you purchase is also a result of the lower book value of the shares held by our existing shareholders. As of the date of this prospectus, we have 4,000,000 common shares issued and outstanding and a net tangible book value of $(1,458) or $0.00 per share. These 4,000,000 shares are equally owned by Mr. Johnson and Mr. Nutt.

If the maximum 2,000,000 shares are sold in our offering, then we would have a per share book value of $0.03. Thus, investors who purchase shares in this offering will incur an immediate dilution in book value of their shares of $.07 or approximately 70% and our existing shareholders would receive an increase in book value of approximately $0.03 per share without any additional investment on their part. The fewer shares we sell in our proposed offering, the greater the dilution in book value of shares owned by investors who purchase shares through our offering. Please see Dilution, page 14, for detailed discussion of potential share sale outcomes.

14. DUE TO THE LACK OF A MARKET FOR OUR SHARES, OUR SHARE
PRICE WILL BE MORE VOLATILE. AS WELL, OUR STOCK IS HELD BY
A SMALL NUMBER OF INVESTORS THUS REDUCING THE LIQUIDITY OF
OUR STOCK AND THE LIKELIHOOD THAT ANY ACTIVE TRADING MARKET WILL
DEVELOP.

There does not exist a market for our common stock and we cannot assure you that any market will ever be developed or maintained. Currently, our stock is not listed on any established trading system. The fact that most of our stock is held by a small number of investors further reduces the liquidity of our stock and the likelihood that any active trading market will develop. The market for our common stock, if any, is likely to be volatile and many factors may affect the market. These include, for example:

- Our success, or lack of success, in marketing our services and developing our client base;
- Competition;
- Government regulations; and
- Fluctuation in our operating results.

The stock markets generally have experienced, and will likely continue to experience, extreme price and volume fluctuation that have affected the market price of the shares of many small capital companies. These fluctuations have often been unrelated to the operating results of such companies. Such broad market fluctuations, as well as general economic and political conditions, may decrease the market price of our common stock in any market that develops.

15. SERVICE OF PROCESS AGAINST EACH OF THE COMPANY'S
DIRECTORS/OFFICERS MAY BE DIFFICULT. IF LEGAL PROCESS CANNOT
BE EFFECTED, THEN THAT DIRECTOR/OFFICER CANNOT BE MADE PARTY TO
A LAWSUIT.

We are incorporated in the State of Nevada and maintain our registered office in Las Vegas, Nevada. Our registered office is authorized to accept service of all legal process upon the company. Currently, our head office is located in Vancouver, British Columbia, Canada. Mr. Johnson, our director, president, chief executive officer, chief financial officer, principal accounting officer, and secretary, is currently a resident of Canada, and Mr. Nutt, our director and treasurer, is a resident of Liechtenstein. Though it is possible, it may be difficult for a resident of a country other than Canada to serve Mr. Johnson with service of process or other documentation. Similarly, though it is possible, it may be difficult for a resident of a country other than Liechtenstein to serve Mr. Nutt with service of process or other documentation. If service of process cannot be made as against Mr. Johnson and/or Mr. Nutt, then they cannot be made a party to a lawsuit. Similarly, though it is possible, it may be difficult for a resident of a country other than Canada to obtain an attachment order with regard to those assets owned by the company that are situated in Canada. Even if an attachment order, or any other type of court order is obtained, though it is possible, it may be difficult to enforce any such order either in Canada or, if possible, to enforce such order in the jurisdiction where the plaintiff resides.

16. WE HAVE NO EMPLOYEES AND ARE SIGNIFICANTLY DEPENDENT
UPON OUR OFFICERS TO DEVELOP OUR BUSINESS. IF WE LOSE EITHER OF
OUR OFFICERS OR IF OUR OFFICERS DO NOT ADEQUATELY DEVELOP OUR
BUSINESS, THEN WE WILL GO OUT OF BUSINESS.

At the outset, our success will depend entirely on the ability of Messrs. Johnson and Nutt. We do not carry a "key person" life insurance policy on either Messrs. Johnson or Nutt. The loss of either Messrs. Johnson or Nutt could devastate our business.
Although Mr. Johnson has several years of work experience in the acting/entertainment industry (see page 18) and believes that he will be able to attract actors/entertainers to the company, his business experience is limited and neither he nor the company can guarantee that any actors/entertainers will sign agreements with the company. Neither Messrs. Johnson nor Nutt has expertise in the area of website development or information technology thus we will rely upon the expertise of outside consultants to assist us with these matters. We currently have no employees and do not have employment agreements with either Mr. Johnson or Mr. Nutt. We rely almost exclusively upon our officers to meet our needs. Both Mr. Johnson, our director, president, chief executive officer, chief financial officer, principal accounting officer, and secretary, and Mr. Nutt, our director and treasurer, are engaged in work outside of the company. This work limits the amount of time that each of them may devote to company matters. Initially, it is anticipated that Mr. Johnson will devote approximately 10 hours per week to the company and Mr. Nutt will devote approximately 5 hours per week to the company, with additional time being devoted to the company once business operations are commenced. Mr. Johnson's primary responsibility with the company will include securing actors/entertainers under contract to the company while Mr. Nutt will be primarily relied upon for his knowledge of business and administration matters.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that are based on our current expectations, assumptions, estimates and projections about us and our industry. When used in this prospectus, the words "expects," "anticipates," "estimates," "intends" and similar expressions are intended to identify forward looking statements. These statements include, but are not limited to, statements under the captions, "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Business" and elsewhere in this prospectus.

These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus.

USE OF PROCEEDS

This offering is being made on a best efforts, no minimum basis.
Since this is a no minimum offering, there is no assurance that we will raise any proceeds. The following table sets forth management's current estimate of the allocation of net proceeds expected to be received from this offering (see footnote 12 on page 14 for discussion of allocation of net proceeds if less than 500,000 shares, or 25% of the offering, are sold). Actual expenditures may vary from these estimates. Any variation would result in a reallocation of funds from one category to another. For example, it may be in our best interest to incur greater cost for product development or for marketing rather than leasing or purchasing equipment. We do not anticipate using funds raised from this offering for any purpose other than those that are stated in this prospectus. Pending such uses, we will invest the net proceeds in investment-grade, short-term, interest bearing securities.

                    If Maximum
                    of 2,000,000   If 1,500,000	 If 1,000,000   If 500,000
                    Shares sold(1) Shares sold(2)Shares sold(3) Shares sold (4)

Total Proceeds:       $200,000     $150,000      $100,000       $50,000

Net Proceeds available
from Offering:        $200,000      150,000       100,000        50,000

Use of Net Proceeds:
Offering Expenses(5)(6) 25,000       25,000        25,000        25,000
Filing Fees
Debt Payments(7)         1,813        1,813         1,813         1,813
Equipment(8)            15,000       15,000        10,000         2,500
Marketing(9)            50,000       35,000        20,000         6,000
Website Development(10)  5,000        5,000         5,000         2,500
Working Capital(11)    103,187       68,187        38,187        12,187

Total Use of Net
Proceeds:             $200,000      150,000       100,000        50,000

(1)	Assuming that the maximum of 2,000,000 shares are sold, we
anticipate that the resulting net proceeds may satisfy our funding requirements for approximately 10 to 12 months. This statement is based on a comparative review of the net proceeds as against our projected costs for those items listed under 'Use of Net Proceeds', above, i.e., Equipment, Marketing, Website Development, and Working Capital (see page 24, Plan of Operations, for additional details). We cannot guarantee that our cash requirements will be satisfied during this time period. Should our cash requirements exceed our net proceeds during the subject time period, then we will have to raise additional funds in order to continue our business. Thus, it is possible that we will need to raise additional funds during the next twelve months otherwise our business may fail.

(2)	Assuming that the maximum of 1,500,000 shares are sold, we
anticipate that the resulting net proceeds may satisfy our funding requirements for approximately 8 to 10 months. This statement is based on a comparative review of the net proceeds as against our projected costs for those items listed under 'Use of Net Proceeds', above, i.e., Equipment, Marketing, Website Development, and Working Capital (see page 24, Plan of Operations, for additional details). We cannot guarantee that our cash requirements will be satisfied during this time period. Should our cash requirements exceed our net proceeds during the subject time period, then we will have to raise additional funds in order to continue our business. Thus, it is possible that we will need to raise additional funds during the next twelve months otherwise our business may fail.

(3) Assuming that the maximum of 1,000,000 shares are sold, we anticipate that the resulting net proceeds may satisfy our funding requirements for approximately 6 to 8 months. This statement is based on a comparative review of the net proceeds as against our projected costs for those items listed under 'Use of Net Proceeds', above, i.e., Equipment, Marketing, Website Development, and Working Capital (see page 24, Plan of Operations, for additional details). We cannot guarantee that our cash requirements will be satisfied during this time period. Should our cash requirements exceed our net proceeds during the subject time period, then we will have to raise additional funds in order to continue our business. Thus, it is possible that we will need to raise additional funds during the next twelve months otherwise our business may fail.

(4) Assuming that the maximum of 500,000 shares are sold, we anticipate that the resulting net proceeds may satisfy our funding requirements for approximately 4 to 6 months. This statement is based on a comparative review of the net proceeds as against our projected costs for those items listed under 'Use of Net Proceeds', above, i.e., Equipment, Marketing, Website Development, and Working Capital (see page 24, Plan of Operations, for additional details). We cannot guarantee that our cash requirements will be satisfied during this time period. Should our cash requirements exceed our net proceeds during the subject time period, then we will have to raise additional funds in order to continue our business. Thus, it is possible that we will need to raise additional funds during the next twelve months otherwise our business may fail.

(5) We plan to have Mr. Nutt, our Treasurer, sell shares in our company. Mr. Nutt will not receive any commissions or discounts.
We do not have any agreements, arrangements or understandings with any broker/dealers to offer or sell our shares.

(6) Legal expenses of $20,000 are one component of our Offering Expenses. Currently, there has not been any payment made toward legal expenses. For the purpose of this section, 'Use of Proceeds', we have included legal expenses under Offering Expenses and have not included legal expenses under the heading Debt Payments. The company will make use of offering proceeds to pay its legal expenses and other offering expenses.

(7) Our balance sheet shows accounts payable of $21,813. The sum of $20,000 refers to legal expenses mentioned in footnote (6) hereabove. The sum of $1,813 refers to a non-interest bearing demand loan by Mr. Johnson to the company. From this sum of $1,813, Mr. Johnson paid for, on behalf of the company: company registration, incorporation, Nevada State filing fees, purchase of the company's domain name, and auditor's fees. There are not any documents setting forth the terms of the loan and the loan is not due on any specific date. Repayment to Mr. Johnson in respect of the above-noted loan would be made after payment of offering expenses.

(8) 	It is expected that funds allocated to equipment will be used for the following purposes: computers and hardware peripherals lease and/or purchase ($7,500); software licensing and/or purchase ($2,500); office furniture ($4,000); and cell phones ($1,000). Should we raise less than the maximum amount, then it is expected that funds allocated to each sub-category of equipment will decrease proportionally.

(9) It is expected that funds allocated to marketing will be used for the following purposes: development and distribution of marketing literature ($10,000); promotion of our web site including arranging for web site listings ($5,000); industry analyst relations - we expect that any costs incurred that are directly attributed to establishing relations with industry analysts would be related to travel and communication ($3,500); advertising, which will include direct mail and email promotion ($25,000); and attendance and participation at industry events ($6,500). Should we raise less than the maximum amount, then it is expected that funds allocated to each sub-category of marketing will decrease proportionally.

(10) We expect that website development costs will be comprised of a one time development/construction fee of approximately $4,500 and, thereafter, monthly maintenance costs of approximately $40. Should we raise less than $100,000, then it is expected that funds allocated to website development will decrease as indicated on page 12.

(11) We expect that the working capital portion of the proceeds will be used to pay expenses such as, in order of priority, accounting ($7,500), legal ($10,000) transfer agent ($2,000), utilities ($1,000), and general and administrative which includes costs to carry on management services and other expenses related to operating the business ($82,687). To be clear, the Offering Expenses of $25,000 disclosed on page 12 includes certain expenses for accounting, legal, and transfer agent. However, the expenses for accounting ($5,000), legal ($10,000), transfer agent ($2,000), disclosed in this footnote are not included in the Offering Expenses. Rather, these are additional expenses allocated to working capital. Should we raise less than the maximum amount, then it is expected that funds allocated to each sub-category of working capital will decrease (see page 24, Plan of Operations, for additional details). The principal reasons for this offering are (a) to raise sufficient funds that will enable us to commence business operations; and (b) to pay for our start up expenses. None of the working capital or any other proceeds raised from this offering will be used to pay a salary to Mr. Johnson or Mr. Nutt.

(12) In the event that less than 500,000 shares are sold in our offering, equal to 25% of the maximum shares being offered for sale, then we will first pay our offering expenses. Second, debt repayment to Mr. Johnson may be made if Mr. Johnson demands repayment (see footnote 7, page 13). If Mr. Johnson does not demand repayment then no such payment will be made. If management determines that we have raised sufficient funds to commence business, then the remaining funds will be allocated as indicated on page 12.

DETERMINATION OF OFFERING PRICE

As no underwriter has been retained to offer our securities, the offering price of our shares was not determined by negotiation with an underwriter as is customary in underwritten public offerings. Rather, we arbitrarily selected the offering price. There is no relationship between the offering price of the shares and our assets, earnings, book value, net worth or other economic or recognized criteria, or the future value of our shares.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares that you purchase is also a result of the lower book value of the shares held by our existing shareholders.

As of the date of this offering, we had 4,000,000 common shares issued and outstanding and a net tangible book value of $(1,458) or $0.00 per share. These 4,000,000 shares are owned equally by our two directors/officers. The price paid for each of these 4,000,000 shares was $.0001 cents per share.

For comparison sake, the price per share to be paid by investors pursuant to this offering will be $.10 cents per share.

The proceeds from the sale of shares will vary depending on the total number of shares sold.

Upon completion of this offering, if all 2,000,000 shares (or 100%) offered hereunder are sold, there would be a total of 6,000,000 common shares issued and outstanding. If the maximum 2,000,000 shares are sold, then the net proceeds after deducting offering expenses of $25,000 will be $175,000. The net offering proceeds taken together with the net tangible book value would amount to a total net tangible book value of $173,532. Our net tangible book value divided by the number of shares outstanding results in a per share book value of $0.03. Thus, shareholders who purchase shares in this offering will incur an immediate dilution in book value of their shares of $.07 or approximately 70% and our existing shareholders would receive an increase in book value of approximately $0.03 per share without any additional investment on their part.

Upon completion of this offering, if 1,500,000 shares (or 75%) offered hereunder are sold, there would be a total of 5,500,000 common shares issued and outstanding. If 1,500,000 shares are sold, then the net proceeds after deducting offering expenses of $25,000 will be $125,000. The net offering proceeds taken together with the net tangible book value would amount to a total net tangible book value of $123,532. Our net tangible book value divided by the number of shares outstanding results in a per share book value of $0.02. Thus, shareholders who purchase shares in this offering will incur an immediate dilution in book value of their shares of $.08 or approximately 80% and our existing shareholders would receive an increase in book value of approximately $0.02 per share without any additional investment on their part.

Upon completion of this offering, if 1,000,000 shares (or 50%) offered hereunder are sold, there would be a total of 5,000,000 common shares issued and outstanding. If 1,000,000 shares are sold, then the net proceeds after deducting offering expenses of $25,000 will be $75,000.
The net offering proceeds taken together with the net tangible book value would amount to a total net tangible book value of $73,532. Our net tangible book value divided by the number of shares outstanding results in a per share book value of $0.015. Thus, shareholders who purchase shares in this offering will incur an immediate dilution in book value of their shares of $.085 or approximately 85% and our existing shareholders would receive an increase in book value of approximately $0.015 per share without any additional investment on their part.

Upon completion of this offering, if 500,000 shares (or 25%) offered hereunder are sold, there would be a total of 4,500,000 common shares issued and outstanding. If 500,000 shares are sold, then the net proceeds after deducting offering expenses of $25,000 will be $25,000.
The net offering proceeds taken together with the net tangible book value would amount to a total net tangible book value of $23,532. Our net tangible book value divided by the number of shares outstanding results in a per share book value of $0.005. Thus, shareholders who purchase shares in this offering will incur an immediate dilution in book value of their shares of $.095 or approximately 95% and our existing shareholders would receive an increase in book value of approximately $0.005 per share without any additional investment on their part.

The following information compares the differences of your investment in our shares with the investment of our existing shareholders:

Existing Shareholders

Price per share                                     $ 0.001
Net tangible book value per share before offering   $(1,458)
Net tangible book value per share after offering
assuming 100% of shares (i.e., 200,000) are sold    $173,532
Increase to current shareholders in net tangible
 book value per share after offering                   $0.03
Capital Contributions                                   $400
Total number of shares after offering held by all
 investors 	                                       6,000,000
Number of shares outstanding before the offering   4,000,000
Number of shares outstanding after the offering
held by existing shareholders                      4,000,000
Percentage of ownership after the offering            66.67%

Purchasers of Shares in this Offering if all Shares sold

Price per share                                        $0.10
Dilution per share                                     $0.07
Capital contributions                               $200,000
Total number of shares after offering held by
 all investors                                     6,000,000
Number of shares after offering held by public
 investors                                         2,000,000
Percentage of ownership after the offering            33.33%

Purchasers of Shares in this Offering if 75% of Shares sold

Price per share                                       $0.10
Dilution per share                                    $0.08
Capital contributions                              $150,000
Total number of shares after offering held by
 all investors                                    5,500,000
Number of shares after offering held by public
 investors                                        1,500,000
Percentage of ownership after the offering           27.54%

Purchasers of Shares in this Offering if 50% of Shares sold

Price per share                                      $0.10
Dilution per share                                  $0.085
Capital contributions                             $100,000
Total number of shares after offering held by
 all investors                                   5,000,000
Number of shares after offering held by public
 investors                                       1,000,000
Percentage of ownership after the offering          20.00%

Purchasers of Shares in this Offering if 25% of Shares sold

Price per share                                      $0.10
Dilution per share                                  $0.095
Capital contributions                              $50,000
Total number of shares after offering held by
 all investors                                   4,500,000
Number of shares after offering held by public
 investors                                         500,000
Percentage of ownership after the offering          11.11%

PLAN OF DISTRIBUTION

The company plans to offer for sale on a self underwritten, best efforts, no minimum, 2,000,000 common shares maximum at a fixed price of $0.10 per share. There is no minimum number of common shares that we have to sell. There are no minimum purchase requirements. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days in our sole discretion. This offering will end no later than 180 days from the date of this prospectus and may be terminated sooner in our sole discretion.

Currently, we plan to sell the shares in this offering through Mr. Alfred Nutt, our director and treasurer. Mr. Nutt will not receive any commission from the sale of any shares. Mr. Nutt will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 (the "Act") in reliance upon Rule 3a4-1.
Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. These conditions are as follows:

- The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation;

- The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

- The person is not, at the time of their participation, an associated person of a broker-dealer; and

- The person meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Act in that he (a) primarily performs, or is intended to primarily perform at the end of the offering, substantial duties for or on behalf of the Issuer other than in connection with transactions in securities;
and (b) is not a broker-dealer, or an associated person of a broker-dealer, within the preceding twelve (12) months; and (c) does not participate in selling and offering of securities for any Issuer more than once every twelve
(12) months other than in reliance on paragraphs (a)(4)(i) or (a) (4) (iii) of the Act.

Mr. Nutt is not subject to disqualification, is not being compensated in connection with his participation in the offering by the payment of commission or any other remuneration based either directly or indirectly on transactions in securities, and he has not been and is not currently a broker-dealer nor associated with a broker-dealer. Mr. Nutt has not, during the last twelve months, and will not, during the next twelve months, offer or sell securities for any other Issuer other than in reliance on paragraphs (a)(4)(i) or (a) (4) (iii) of the Act.

Neither Mr. Johnson nor Mr. Nutt will purchase shares in this offering. There will not be any affiliates or associates of Mr. Johnson and/or Mr. Nutt purchasing shares in this offering.

We estimate the offering expenses to be $25,000. In the event that we raise only nominal funds through this offering, then Mr. Johnson has agreed to be responsible for payment of actual expenses incurred. This is a verbal agreement between Mr. Johnson and the company and there are not any documents setting forth this agreement. Despite this agreement not being in writing, it remains a binding contractual agreement between Mr. Johnson and the company and, to be clear, remains applicable even if only nominal proceeds or no proceeds are raised. Without this agreement, and assuming only nominal funds are raised through this offering, the company will not be able to satisfy its cash requirements. As of the date of this prospectus, our cash balance is $355.

We are subject to applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Rule 10b-5 and insofar as we, under certain circumstances, may be a distribution participant under Regulation M. As a distribution participant, it would be unlawful for us, or any affiliated purchaser, to directly or indirectly bid for, purchase, or attempt to induce any person to bid for or purchase, a covered security during the applicable restricted period. Note that Regulation M does not prohibit us from offering to sell or soliciting offers to buy our securities pursuant to this offering.

In the past, we have received unsolicited indications of interest in Arch Management Services Inc. from individuals familiar with us. Mr. Nutt will arrange for delivery of a prospectus to these individuals and to others whom he believes may be interested in purchasing all or a part of this offering.

LEGAL PROCEEDINGS

To our knowledge, neither us, nor any of our officers or directors is a party to any material legal proceeding or litigation and such persons know of no material legal proceeding or contemplated or threatened litigation and none of our officers or directors have been found by any court of competent jurisdiction to have violated any federal or state securities or commodities law. There are no judgments, orders, or decrees against us or our officers or directors that limit in any manner our involvement or that of our officers or directors in any type of business, securities or banking activities. None of our officers or directors has been convicted of a felony or misdemeanor relating to securities or performance in corporate office. None of our officers or directors has been involved in any capacity in any bankruptcy petition.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND
CONTROL PERSONS

The following sets forth our directors, executive officers, promoters and control persons, their ages, and all offices and positions held. Directors are elected for a period of one year and thereafter serve until their successor is duly elected by the shareholders. Officers and other employees serve at the will of the Board of Directors.

Name           Age      Term Served as   Position with the company
                        Director/Officer

Nigel Johnson  38      	September, 2004  President / Chief Executive
                                         Officer / Chief Financial
                                         Officer / Principal Accounting
                                         Officer / Secretary and Director

Alfred Nutt    69       September, 2004  Treasurer / Director

The above individuals will serve as officers and directors.
A brief description of their background and business experience follows:

Nigel Johnson. Since 1997, Mr. Johnson has worked as an actor in the North American film and television industry. During this time, he has worked in more than 300 feature films and television series produced throughout North America. Mr. Johnson is a member in good standing of the Alliance of Canadian Cinema Television and Radio Artist (ACTRA) and the Union of British Columbia Performers. Prior to entering the entertainment field, from 1986 to 1996, Mr. Johnson was responsible for implementation of operations and marketing activities for Peel Street Pubs Enterprises Inc., a company based in Montreal and Toronto, Canada, which owned and operated restaurants and bars employing approximately 150 people and generating annual revenue of more than 12 million dollars. Mr. Johnson attended a one-year business management program at McGill University in Montreal in 1993. Mr. Johnson devotes approximately 10 hours per week to Arch Management Services Inc. and will devote additional time as required. Mr. Johnson is not an officer or director of any other reporting company.

Alfred Nutt. Since 2001, Mr. Nutt retired from full-time work and currently manages his family's investment portfolio. From 1986 to 2000, Mr. Nutt was the chief logisitics officer for AAW Production and Distribution Corporation, a private company based in Vaduz, Switzerland, that manufactured and supplied automotive parts to the automobile industry. From 1977 to 1986, Mr. Nutt was the director of marketing and sales for Winterthur Insurance Company, an insurance company based in Winterthur, Switzerland, that provides life, property, and liability insurance products. In this position, Mr. Nutt was responsible for a sales team of 35 people. From 1957 to 1977, Mr. Nutt was the Chief Executive Officer, and marketing and sales director, for Verno Corporation, a company based in Vaduz, Switzerland, that markets and sells sporting goods equipment. From 1952 to 1956, Mr. Nutt attended, and graduated from, the Superior Professional School of Commerce in Switzerland. From 1956 to 1957, Mr. Nutt attended, and graduated from, Cercle Commercial Suisse Paris (School for Advanced International Trade), in Paris, France. Mr. Nutt devotes approximately
5 hours per week to Arch Management Services Inc. and will devote additional time as required. Mr. Nutt is not an officer or director of any other reporting company.

The company does not currently have any standing audit, nominating, or compensation committees of the Board, or committees performing similar functions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERSAND MANAGEMENT

The term "beneficial owner" refers to both the power of investment, i.e., the right to buy and sell, and rights of ownership, i.e., the right to receive distributions from the company and proceeds from sales of the shares. As these rights or shares may be held by more than one person, each person who has a beneficial ownership interest in shares is deemed to be the beneficial owners of the same shares because there is shared power of investment or shared rights of ownership.

                        Beneficial      % of Shares
Name and Address	      Ownership(1)    Before Offering

Nigel Johnson (1)		2,000,000		50%
4-2341 West Broadway
Vancouver, BC
V6K 2E6   Canada

Alfred Nutt (1)         2,000,000         50%
Furstenstrasse 26
9496 Balzers
Liechtenstein

All officers and
directors as a          4,000,000        100%
group (2 persons)

TOTAL:			4,000,000		100%

(1)	Security ownership of both of the beneficial owners was
determined on December 17, 2004.

DESCRIPTION OF THE SECURITIES

Penny Stock. Our securities will be considered to be a penny stock as defined by Rule 15g of the Exchange Act. Generally, a penny stock is a security that is priced under $5.00, is not traded on a national stock exchange or quoted on NASDAQ, may be listed on the pink sheets or the NASD OTC Bulletin Board, and is issued by a company that has less than $5 million in net tangible assets and has been in business less than 3 years, or has under $2 million in net tangible assets and has been in business for at least 3 years, or has revenues of $6 million for 3 years.

Rule 15g provides that it is unlawful for a broker or dealer to effect a transaction in any penny stock on behalf of a customer unless, prior to effecting the transaction, the broker or dealer has delivered to the customer a document containing the information set forth in Schedule 15G, Rule 15g-100, and the customer provides written acknowledgement of receipt of such document. This document discloses important information concerning penny stocks related to, among other matters, buying penny stocks, brokers' duties, and customer rights.

Description of Common Stock. We are currently authorized to issue 100,000,000 shares of $0.001 par value common stock. All shares are equal to each other with respect to liquidation and dividend rights. Holders of voting shares are entitled to one vote for each share that they own at any shareholders' meeting.

Holders of shares of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available. Upon liquidation, holders of shares of common stock are entitled to participate pro-rata in a distribution of assets available for such distribution to shareholders. There are no conversion, pre-emptive, or other subscription rights or privileges with respect to any shares.

Reference is made to our Articles of Incorporation and Bylaws for a more complete description of the rights and liabilities of holders of common stock. Our shares do not have cumulative voting rights: this means that the holders of more the 50% of the shares voting for each election of directors may elect all of the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than 50% will not be able to elect any directors.

Following completion of this offering, we will not be required to provide you with an annual report and we will not voluntarily send an annual report to you. We will be required to file reports with the Securities and Exchange Commission under section 15(d) of the Securities Act. The reports will be filed electronically.
The common reports that we will be required to file are known as Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at their Public Reference Room at 450 Fifth Street, N.W., Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site at http://www.sec.gov. that contains reports, proxy and information statements, and will contain copies of the reports that we file electronically.

Transfer Agent. Pacific Stock Transfer Company, 500 East Warm Springs Road, Suite 240, Las Vegas, Nevada, 89119, telephone
(702) 361-3033, will act as the transfer agent and registrar for our outstanding securities upon completion of this offering.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the experts named herein was or is a promoter, underwriter, voting trustee, director, officer or employee of Arch Management
Services Inc.

Legal Matters. Certain legal matters will be passed upon for us by Kenneth H. Finkelstein, Attorney At Law, 2200-1420 Fifth Avenue,
Seattle, Washington, 98101.

Accounting Matters. The financial statements included in this prospectus and elsewhere in the prospectus have been audited by Malone & Bailey, PC, located in Houston, Texas, as set forth in their report, and are included herein in reliance upon the authority of the stated firm as experts in accounting and auditing in rendering such reports.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

In accordance with our Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("the Act") may be permitted to directors, officers, and controlling persons for the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that any claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the defence of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ORGANIZATION WITHIN THE LAST FIVE YEARS

We are a start-up company and have no operating history. We anticipate making all arrangements necessary to commence operations as soon as practicable once funds from this offering are made available.

DESCRIPTION OF BUSINESS

COMPANY HISTORY

Arch Management Services Inc. was formed as a Nevada State corporation on September 9, 2004. Our principal executive office is located at 2341 West Broadway, Suite 4, Vancouver, British Columbia,
V6K 2E6, Canada, telephone (604) 603-5693. Our website, which is not currently active, is located at http://www.archmanagement.com. We expect our website to be developed within three months of the date of this prospectus.

Our Strategy

We intend to establish a management and consulting business providing services to individuals working in the acting and entertainment industry. Our business will provide the following services.

- Management of business affairs for actors and entertainers;
- Representation and negotiation of agreements on behalf of actors and entertainers; and
- Promotion of the business interests of actors and entertainers.

As of the date of this prospectus, we do not have any actors/entertainers under contract to the company nor have we commenced with provision of any management/consulting services.

Overview

The company is in the development stage and has not yet commenced operations nor generated any revenue. However, the company intends to execute its business plan as set forth in this section, 'Description of Business', and more specifically on page 24, 'Plan of Operations'. It is not the company's intention to engage in a merger or acquisition with an unidentified company or companies, or other entity or person or to enter into a business combination. Thus, despite being a company is issuing penny stock, we do not fall within the definition of a 'blank check company' as that term is defined in Section (a)(2) of Rule 419, Securities Act of 1933. Briefly, a
'blank check company' is defined as (i) 'a development stage company that has no specific business plan or purpose or has indicated that its' business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity of person'; and
(ii) is issuing 'penny stock', as defined in Rule 3a51-1 under the Securities Exchange Act of 1934.

Nigel Johnson, our president, chief executive officer, chief financial officer, principal accounting officer, secretary, and director, has been directly involved, in one or more capacities, with the acting/entertainment industry for the past 7 years (see page 18). He has extensive knowledge of, and experience within, the acting/entertainment industry having appeared in more than 300 feature films and television series, such as: Catwoman, Fantastic 4, X-Files, Dark Angel, Jeremiah, Smallville, and Stargate SG-1. As a result of the contacts that Mr. Johnson has made in the acting/entertainment industry, he will be primarily responsible for persuading actors/entertainers to agree to be represented by the company. Mr. Johnson will also be involved in managing the business affairs of actors and entertainers and representing their best interests.

Alfred Nutt, our Treasurer and Director, will be relied upon primarily for his knowledge of business, financial, and administration matters
(see page 19). The company expects to generate revenue through fees earned from work undertaken by actors/entertainers and from services provided to actors/entertainers who are represented by the company. (see page 23, below, 'Potential Revenue Streams').

Target Market

Our target market will include all actors/entertainers working in the North American film and television industry. We will rely upon Mr. Johnson to further cultivate and expand his contacts within the acting/entertainment industry for the purpose of attracting actors/entertainers to sign with the company. Mr. Johnson's current contacts are located within North America.

We do not need to pursue nor satisfy any special licensing or regulatory requirements before establishing or delivering our intended services other than requisite business licenses. If new government regulations, laws, or licensing requirements are passed, in any jurisdiction that would cause us to restrict or eliminate delivery of any of our intended services, then our business would suffer. For example, if we were required to obtain a government issued license for the purpose of providing management consulting services, then we could not guarantee that we would qualify for such license.
If such a licensing requirement existed, and we were not able to qualify, then our business would suffer. Presently, to the best of our knowledge, no such regulations, laws, or licensing requirements exist or are likely to be implemented in the near future in countries with a democratic political system, that would reasonably be expected to have a material impact on or sales, revenues, or income from our business operations.

Marketing

Initially, our services will be promoted by Mr. Johnson. He will discuss our services with his contacts throughout the acting/entertainment industry. We also anticipate utilizing several other marketing activities in our attempt to make our services known throughout the acting/entertainment industry and attract clientele. These marketing activities will be designed to inform potential clients about the benefits of using our services and will include the following: development and distribution of marketing literature; direct mail and email; participation at industry events; advertising; promotion of our web site; and industry analyst relations.

Potential Revenue Streams

We intend to target two potential revenue streams in the operation of our proposed business:

- Provision of management and consulting services to actors/entertainers; and
- Percentage based commission derived from work undertaken in the acting/entertainment industry by our clients.

As of the date of this prospectus, the company has not entered into any agreements with any actors or entertainers. Fees for management and consulting services would be charged on a fixed fee or hourly basis depending on the type of work undertaken and the scope of engagement, i.e., specific work undertaken and timeline for completion. We expect that the commission fees will range between approximately 10% and 35%.

Technology and Systems

We have not yet retained the services of a website development and maintenance organization but expect to do so shortly. Such an organization will be responsible for developing and maintaining our website and implementing appropriate software and technologies. Where possible, we will purchase or lease commercially available licensed technologies since this would be more cost effective than developing our own technologies. It is intended that our systems will have capacity expansion capabilities to support future growth.

Commencing Operations

As of the date of filing this prospectus, we have not entered into any agreements with any third parties who may be involved in the operation of our business. We are not likely to pursue any business relationships with third parties until after the expiration of this offering. To be clear, such business relationships would not include a business combination and it is not our intention to seek a business combination.

Competition

Competition in management consulting services provided to actors/entertainers is highly competitive. Many of our competitors have certain advantages over us owing to factors including: greater financial resources, longer operating histories, stronger name recognition, more advanced technical resources, and superior marketing resources. We may not be able to compete successfully against such competitors in selling our services. Competitive pressures may also force down prices for our services and such price reductions would likely reduce our revenues. We cannot guarantee that we will succeed in marketing our services or generating revenues. In the event that we commence operations, we will compete directly with other companies that have developed similar business operations and who market and provide their services to our target clientele. This competition could negatively affect our ability to secure and maintain clientele. An inability to secure and/or maintain clientele would negatively affect our ability to generate revenue. To compete successfully, we intend to rely upon Mr. Johnson's

					-23-
contacts within the acting/entertainment industry to generate business and Mr. Nutt's business acumen to effectively oversee company operations.

Employees

Mr. Johnson is currently working approximately 10 hours per week and Mr. Nutt is currently working approximately 5 hours per week on behalf of the company. As required, Mr. Johnson and Mr. Nutt will devote additional time. Currently, we do not have any employees and Messrs. Johnson and Nutt do not have employment agreements with us. We expect that additional personnel will be hired as demand for our services increases. We anticipate needing to hire up to three individuals within the next twelve months including one talent scout, one secretary/receptionist, and one accountant/bookkeeper.

PLAN OF OPERATIONS

Our plan of operations for the next twelve months is to raise funds through this offering. A principal use of the offering proceeds will be to provide working capital required upon commencement of operations until such time as sufficient revenues are generated to cover operating expenses. These funds will also be applied towards payment of start up expenses. Upon completion of this offering and within the twelve (12) month period thereafter, we expect that proceeds raised from this offering will be our only source of funding.

We expect that funds raised from this offering will pay for anticipated expenses within the time period stated herebove. Assuming that we raise the maximum proceeds from this offering, we anticipate incurring the following expenses (see page 12, 'Forward-Looking Statements'):

Offering expenses ($25,000); debt repayment ($1,813); equipment lease and/or purchase ($15,000); marketing ($50,000) which is expected to include development and distribution of marketing literature, direct mail and email, participation at industry events, advertising, promotion of our web site, and industry analyst relations; website development and maintenance ($5,000); and working capital ($103,187) which is expected to include accounting fees, legal fees, transfer agent, utilities, and general and administrative.

It is anticipated that our operations will commence in April, 2005.
Note, however, that the commencement date of operations is dependent upon the date that we complete our offering since proceeds raised from this offering will be our only source of funding at the outset of operations. Thus, should the closing of our offering be delayed past April, 2005, then our operations would not likely commence until a later date. Assuming that our plans are successfully implemented, then we would expect that revenues may be generated within 90 days after the date that we commence operations. As we have not yet commenced active business operations, we have not achieved any of our business objectives nor have we generated any revenue and there is no guarantee that we will be successful in generating revenue. Our business objectives include the following:

-	Within 90 days of the date of this prospectus, we expect our website to be operational. We expect that the set up cost will be approximately $4,500 with approximate monthly maintenance costs of $40. The cost would be financed from the net proceeds raised in our offering. The costs would be paid to the website production company that undertakes the work on our behalf. Both of our officers will work with the website production company for the purpose of creating a website that properly reflects our business. For the purpose of minimizing future costs, we will arrange for software to be installed on one or more of our personal computers that allows us to access our website for the purpose of making changes to the website without the assistance of the website production company. The cost of this software will be included in the set up fee.

- 	Within 90 days of completion of this offering, we expect to
finalize our marketing plans (see page 23). In order of priority, (with approximate allocated funding amounts in brackets), our marketing efforts will be directed toward the following activities: development and distribution of marketing literature ($10,000); promotion of our web site including arranging for web site listings ($5,000); industry analyst relations - we expect that any costs incurred that are directly attributed to establishing relations with industry analysts would be related to travel and communication ($3,500); advertising, which will include direct mail and email promotion ($25,000); and attendance and participation at industry events ($6,500). The costs of implementing our marketing plans would be financed from net proceeds raised in our offering. In the event that we raise less than the maximum amount from this offering, then the amount of funds allocated for marketing activity would be reduced (see 'Marketing' expenditures page 26). Less funds available for marketing activity could negatively affect our ability to attract clientele and, consequently, our ability to generate revenue would be negatively affected.

- Within three to six months of completion of this offering, we anticipate securing one or more actors/entertainers under agreement to the company. This is a responsibility to be undertaken by Mr.
Johnson. As of the date of this prospectus, Mr. Johnson has commenced searching for actors/entertainers who may agree to be represented by the company and he will continue to do so both prior, and subsequent to, completion of this offering. We expect that any costs incurred in this regard would be limited to travel and entertainment costs which we have budgeted at $10,000 and is included as part of working capital.
As of the date of this prospectus, the company has not signed any actors/entertainers to any contracts with the company. In the event that we raise less than the maximum amount from this offering, then the amount of funds allocated for travel and entertainment costs may be reduced (see 'Working Capital' expenditures page 26). Less funds available for travel could prevent us from securing actors/entertainers under contract thus reducing or eliminating potential revenue sources;

- Within twelve months of completion of this offering, hiring and training employees. Specifically, we anticipate hiring one secretary/receptionist at a monthly cost of approximately $1,000, one accountant/bookkeeper at a monthly cost of approximately $500, and one talent scout at a monthly cost of approximately $500. The talent scout would be paid an agreed upon commission in the event that an actor/entertainer whom they introduce to the company becomes a client of the company and generates revenue for the company. In the event that we raise less than the maximum amount from this offering, then the amount of funds allocated for hiring and training employees would have to be reduced (see 'Working Capital' expenditures page 26). With fewer or no employees, our officers/directors would be responsible for all aspects of our operations. This would likely limit our revenue potential since more time would be devoted to corporate and administrative matters rather than attracting clientele. The result being that our operations would be scaled down since our officers/directors would be responsible for more aspects of our operations.

Since we are in the initial stages of developing our business, there is no assurance that there will be sufficient demand for our services to allow us to operate profitably. Our auditors have determined that we do not have sufficient working capital necessary to be successful and to service our debt. As a result, our auditors have raised substantial doubt about our ability to continue as a going concern. If we are not successful at creating demand for our services, then it is not likely that we will generate sufficient revenues from services to operate profitably. We expect to address the concerns raised by our auditor by: generating revenue through the provision of management and consulting services to actors/entertainers and by deriving a percentage based commission from work undertaken in the acting/entertainment industry by our clients. If we are not successful in signing any actors/entertainers under contract to the company then we will not generate any revenue.

The period of time during which we may be able to satisfy our cash requirements depends on the net proceeds raised in our offering
(see page 12, Use of Proceeds). Note that we cannot, and do not, guarantee that our cash requirements will be satisfied during the stated time periods. Should our cash requirements exceed our net proceeds during the subject time period, then we will have to raise additional funds in order to continue operation of our business. Thus, it is possible that we will need to raise additional funds during the next twelve months otherwise our business may fail. Our current cash requirements are being met by non-interest bearing demand loans from Mr. Johnson. In accordance with a binding verbal agreement (also referred to on page 17, second last paragraph) between Mr. Johnson and the company, Mr. Johnson is legally obligated, by verbal agreement, to pay for expenses incurred by the company, including expenses incurred toward website development, at least until the company's offering is completed and proceeds are raised. However, to be clear, this verbal agreement remains applicable even if only nominal proceeds or no proceeds are raised. Pursuant to the verbal agreement between Mr. Johnson and the company, if only nominal funds or no funds are raised in our offering then Mr. Johnson has agreed not to seek repayment of expenses he has paid on behalf of the company and the company will not be liable to Mr. Johnson or any other party for payment of expenses undertaken by Mr. Johnson on behalf of the company. In the absence of this verbal agreement, and assuming that nominal or no funds are raised in our offering, and that funds cannot be raised from any other source, then we will not be able to satisfy our cash requirements and will immediately go out of business.

Assuming that the maximum of 2,000,000 shares are sold, we anticipate that the resulting net proceeds of $200,000 may satisfy our funding requirements for approximately 10 to 12 months. These proceeds would allow us to cover the cost of our equipment ($15,000 - see page 24), marketing ($50,000 - see page 25), website development ($5,000 - see page 25), working capital ($103,187 - see page 25), offering expenses ($25,000 - see page 12), and debt repayment ($1,813 - see page 12). Assuming that 1,500,000 shares are sold, we anticipate that the resulting net proceeds of $150,000 may satisfy our funding requirements for approximately 8 to 10 months. Except for offering expenses (25,000), debt repayment ($1,813), equipment ($15,000), and website development ($5,000), these proceeds would cause us to reduce our expenditures as follows: marketing ($35,000), and working capital ($68,187). Assuming that 1,000,000 shares are sold, we anticipate that the resulting net proceeds of $100,000 may satisfy our funding requirements for approximately 6 to 8 months. Except for offering expenses (25,000), debt repayment ($1,813), and website development ($5,000), these proceeds would cause us to reduce our expenditures as follows: equipment ($10,000), marketing ($20,000), and working capital ($38,187). Assuming that 500,000 shares are sold, we anticipate that the resulting net proceeds of $50,000 may satisfy our funding requirements for approximately 4 to 6 months. Except for offering expenses (25,000) and debt repayment ($1,813), these proceeds would cause us to reduce our expenditures as follows: equipment ($2,500), marketing ($6,000), website development ($2,500), and working capital ($12,187).

DESCRIPTION OF PROPERTY

Our principal office is located at 2341 West Broadway, Suite 4,
Vancouver, British Columbia, V6K 2E6, Canada, telephone (604) 603-5693, and is leased by Mr. Johnson, our president. We do not own nor lease our office space. Mr. Johnson has verbally agreed to allow us to use our office without charge until such time that we decide to obtain other office space. No debt has accrued on account of rent payments owing. Our office space is sufficient for our current needs. However, we may require additional space in the event that our business operations are successful and we hire employees. Should we require such additional space, we are likely to incur rental payments. We can only estimate at this time that such payments would be approximately $1,000 per month.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have issued shares to the following officers, directors, promoters, and beneficial owners of more than 5% of our outstanding securities.

                    Number    Consideration Relationship Date of
Name                of Shares Given	        to company   Issuance

Nigel Johnson(1)   2,000,000  $200          Director     09/09/2004
                                            President
                                            Chief Executive Officer
                                            Chief Financial Officer
                                            Principal Accounting
                                            Officer/Secretary

Alfred Nutt(1)     2,000,000  $200          Director     09/09/2004
                                            Treasurer

(1) Both Nigel Johnson and Alfred Nutt are promoters of the company.

The sum of $1,813 set forth on our Balance Sheet (see page 30) refers to a non-interest bearing demand loan given by Mr. Johnson to the company. As of the date hereof, there has not been any repayment of this loan. There are not any documents setting forth the terms of the loan and the loan is not due on any specific date.
In addition to their respective roles as directors and officers of the company, the nature of services to be provided to the company by Mr. Johnson and Mr. Nutt, respectively, are set forth on page 11 (see Risk Factor number 16) and page 22 (see subheading 'Overview', last paragraph).

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Currently, our securities are not traded publicly. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of shares may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resales. Furthermore, the shares are not marginable and it is not likely that a lending institution would accept our common stock as collateral for a loan.

Pursuant to this prospectus, we propose to publicly offer up to a total of 2,000,000 shares of common stock on a best efforts, no minimum, 2,000,000 shares maximum, basis. To date, none of our outstanding shares of common stock are subject to outstanding options, warrants to purchase, or securities convertible into common stock. We have not agreed to register shares of common stock held by existing security holders for resale. We currently have 2 shareholders. These shareholders are Messrs. Johnson and Nutt. All of the shares issued to Messrs. Johnson and Nutt, being a total of 4,000,000 common shares, are 'restricted' securities as defined by Rule 144 of the Securities Act. This means that the common stock is eligible for sale subject to volume limitations, timing and manner of sale restrictions, and filing of notice requirements. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of: (a) one per cent of the number of shares of the company's common stock then outstanding which, in our case, will equal 40,000 shares as of the date of this prospectus, being December 17, 2004, (however, the shares held by Messrs. Johnson and Nutt were issued on September 9, 2004, thus any sales could not take place until after September 9, 2005); or (b) the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale. Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

EXECUTIVE COMPENSATION

To date we have no employees other than our officers. Neither our officers nor directors have been paid any compensation. We currently have no formal employment agreements or other contractual arrangements with our officers, directors, nor anyone else regarding the commitment of time or the payment of salaries or other compensation. None of the proceeds raised from this offering will be used to pay a salary to our officers or directors.

That said, we expect that our officers and directors will receive compensation, the amount to be determined at the discretion of the board of directors. Though we have not yet determined a specific formula upon which compensation will be calculated, we expect compensation levels to be based upon: (1) responsibilities undertaken by each officer and director, (2) financial performance of the company, (3) expected future financial performance of the company and (4) any other considerations determined to be relevant by the board of directors.
More specifically, it is anticipated that officers and directors will receive an annual salary. We would expect that Mr. Johnson's salary would be in the range of approximately $50,000 to $100,000 and that Mr. Nutt's salary would be in the range of approximately $50,000 to $100,000. At this time, we do not anticipate awarding stock options. Depending on financial performance of the company, we expect that a monetary bonus may be given to officers and directors, such bonus not expected to exceed
10% to 15% of annual salary.

FINANCIAL STATEMENTS

{THIS SPACE INTENTIONALLY LEFT BLANK}

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
  Arch Management Services Inc.
  (A Development Stage Company)
  Vancouver, Canada

We have audited the accompanying balance sheet of Arch Management Services Inc. as of November 30, 2004 and the related statements of operations, changes in stockholders' deficit, and cash flows for the period from September 9, 2004 (Inception) through November 30, 2004. These financial statements are the responsibility of Arch Management Services Inc. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Arch Management Services Inc. as of November 30, 2004 and the results of its operations and its cash flows for the periods described in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Arch Management Services Inc. will continue as a going concern. As discussed in Note 2 to the financial statements, Arch Management Services Inc. has minimal operations which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MALONE & BAILEY, PC
www.malone-bailey.com
Houston, Texas

December 2, 2004

ARCH MANAGEMENT SERVICES INC.
(A Development Stage Company)
BALANCE SHEET
November 30,  2004




ASSETS
CURRENT ASSETS

Cash                                                   $ 355
	Deferred offering costs                         20,000
	     Total Current Assets                      $20,355


LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES

Accounts payable                                     $20,000
Loans payable:
related party                                        $ 1,813

     Total Current Liabilities                       $21,813


STOCKHOLDERS' DEFICIT

Common stock
100,000,000 shares authorized at $0.001 par value;
4,000,000 shares issued and outstanding               4,000
	Paid-in capital Deficit	                       (3,600)

Deficit accumulated during development stage         (1,858)

Total Stockholders' Deficit                          (1,458)

	Total Liabilities & Stockholders' Deficit	    $20,355


See accompanying summary of accounting policies and notes to financial statements.

ARCH MANAGEMENT SERVICES INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS
For Period September 9, 2004, (Inception) through November 30, 2004




REVENUES                      $     -

EXPENSES                         1,858

NET LOSS                       $(1,858)




NET LOSS PER COMMON
    SHARE

Basic                           $ (.00)

WEIGHTED AVERAGE COMMON
  SHARES OUTSTANDING         4,000,000


See accompanying summary of accounting policies and notes to financial statements.

ARCH MANAGEMENT SERVICES INC.
(A Development Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
For Period September 9, 2004,  (Inception)
Through November 30, 2004

                                               Capital in
                            Common Stock       Excess of     Accumulated
                          Shares    Amount     Par Value     Deficit

Balances September 9, 2004  -       $   -       $ -              -

Issuance of Common Stock
for cash at $.0001 on
September 9, 2004       4,000,000    4,000       (3,600)        400

Net Loss                    -           -	        -          (1,858)

Balances
November 30, 2004       4,000,000   $4,000      $(3,600)   $ (1,458)



See accompanying summary of accounting policies and notes to financial statements.

ARCH MANAGEMENT SERVICES INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS
For Period September 9, 2004,  (Inception) through November 30, 2004


CASH FLOWS FROM
OPERATING ACTIVITIES

Net Loss                                       $ (1,858)

Adjustments to reconcile net loss to
net cash used in operating activities:               -

Changes in:
Deferred offering costs	                        (20,000)
Accounts payable                                 20,000

Net Cash Used In Operating Activities            (1,858)

CASH FLOWS FROM FINANCING
    ACTIVITIES

Proceeds from issuance of common stock              400
Proceeds from loan                                1,813

Net Cash Provided By Financing Activities         2,213

Increase (Decrease) in Cash                         355

Cash at Beginning of Period                          -

Cash at End of Period                           $   355


See accompanying summary of accounting policies and notes to financial statements.

ARCH MANAGEMENT SERVICES INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company was incorporated in Nevada on September 9, 2004, for the purpose of providing management consulting services to individuals working in the acting/entertainment industry.

The Company is in the development stage and has elected November 30 as its fiscal year end.

Earnings (Loss) Per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of any common share rights unless the exercise becomes antidilutive and then only the basic per share amounts are shown in the report.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

Statement of Cash Flows

For the purposes of the statement of cash flows, Arch considers all highly liquid investments with maturity of three months or less to be cash equivalents.

Revenue Recognition

Revenue is recognized on the sale and delivery of a product or the completion of a service provided. Arch did not have any revenue during 2004 fiscal year.

Income Taxes

Arch utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recorded when it is more likely than not that such benefits will not be realized.

On November 30, 2004, Arch had net operating losses available for carry forward of $1,858. The tax benefit of $632 from the carry forwards have been fully offset by a valuation reserve because the use of the future tax benefit is undeterminable since the company has no operations. The loss carryover will expire in 2024.

Foreign Currency Translation

Arch is based in Canada although it is incorporated in Nevada. Since inception, all transactions have been in U.S. dollars, although that will change when operating activities commence. An account, Other Comprehensive Income, will be added to Stockholders' Deficit that will represent changes in the value of the Canadian dollar relative to the U.S. dollar. As of each balance sheet date, the Canadian operations will translate its assets and liabilities into U.S. dollars at the exchange rate in effect on that date. There are no hedging contracts. Revenues and expenses during each period will be translated at the average exchange rates of those periods. Equity accounts are translated at historical amounts. Translation adjustments are deferred in the equity account, Other Comprehensive Income (Loss), a separate component of Stockholders' Equity.

Recent Accounting Pronouncements

Arch does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

2.	GOING CONCERN

As set forth on Arch's balance sheet, its' assets total $20,355. These funds represent a partial amount paid by Arch's officers/directors for their common shares (a total of $400 was paid for such shares). This amount does not provide adequate working capital for Arch to successfully operate its' business and to service its debt. Expenses incurred to the date of this prospectus are being recorded on Arch's books as they occur.
This raises substantial doubt about its' ability to continue as a going concern. Continuation of Arch as a going concern is dependent upon obtaining additional working capital. Management believes that Arch will be able to operate for the coming year by obtaining additional loans from Mr. Johnson and/or Mr. Nutt and from equity funding, via proceeds raised from the offering set forth in this prospectus.

3. 	SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

On September 9, 2004, officers-directors acquired all of Arch's outstanding capital stock, being 4,000,000 common shares, at a price of $0.0001 per share. Officers-directors have made demand loans to Arch of $1,813.

Arch neither owns nor leases any real or personal property, and an officer has provided office services without charge. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

NOTE:    Until 90 days from the effective date, or such shorter
period as the Securities & Exchange Commission may specify, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers' obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II:	INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

(a) Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2.	A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a) By the stockholders;
(b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;
(c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or
(d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

6.	The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders of disinterested directors or otherwise, for either an action in his official capacity or an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

7. The registrant's Articles of Incorporation limit liability of its Officers and Directors to the full extent permitted by the Nevada Business Corporation Act.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated costs and expenses we will pay in connection with the offering described in this registration statement:

Amount

SEC Registration fee (1)                   $      25.34
Printing and shipping expenses             $   1,000.00
Accounting fees and expenses               $   3,000.00
Legal Fees (1)                             $  20,000.00
Transfer and Miscellaneous expenses        $     974.66

Total:                                     $ 25,000.00

(1)	All expenses, except SEC registration fee and legal fees,
are estimated.

RECENT SALES OF UNREGISTERED SECURITIES

On September 9, 2004, 2,000,000 restricted common shares were issued to our President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, and Director,
Nigel Johnson, in exchange for consideration of $200. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act. No general solicitation was made in connection with the offer or sale of these securities.

On September 9, 2004, 2,000,000 restricted common shares were issued to our Treasurer and Director, Alfred Nutt in exchange for consideration of $200. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by
Section 4(2) of the Securities Act. No general solicitation was made in connection with the offer or sale of these securities.

EXHIBIT INDEX

SEC
Reference  Exhibit no.  Document                  Location

3          3.01         Articles of Incorporation Attached

3          3.02         By-Laws                   Attached

5          5.01         Opinion on Legality       Attached

23        23.01         Consent of Auditor        Attached

23        23.02         Consent of Counsel        Attached to
                                                  Exhibit 5.01

99        99.01         Specimen Subscription
                        Agreement                 Attached

UNDERTAKINGS

Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registration hereby undertakes to file with the Securities and Exchange
Commission such supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to its Articles of Incorporation or provisions of the Nevada Business
Corporations Act, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether or not such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

We hereby undertake to:

(1) File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

(a) Include any prospectus required by section 10(a)(3) of the Securities Act;

(b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act treat each post-effective amendment as a new registration statement of the securities offered and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 Registration Statement to be signed on its behalf by the undersigned on December 17, 2004.


                                             Arch Management Services Inc.



                                             By:/s/ Nigel Johnson
                                             Nigel Johnson
                                             President, Chief Executive
                                             Officer, Chief Financial
                                             Officer, Principal Accounting
                                             Officer, Secretary, and a
                                             member of the Board of Directors



                                             By:/s/ Alfred Nutt
                                             Alfred Nutt
                                             Treasurer and a member of
                                             the Board of Directors